Exhibit 99.1

Dthera Sciences Closes Private Placement Ahead of Commercial Launch

SAN DIEGO, July 23, 2018 -- Dthera Sciences (OTCQB:DTHR), a digital therapeutics company developing innovative quality of life therapies for the elderly, has received the final tranche of investment into its previously announced pre-launch equity private placement. A total of $2.55M was raised at a share price of $0.65. The shares were not registered and there were no warrants issued in the transaction.

“We are pleased to have closed our Pre-Launch Financing Round ahead the upcoming launch of ReminX,” said Edward Cox, CEO of Dthera Sciences. “The timing and terms of this financing provide strong affirmation by investors regarding the company’s inherent value. The capital from this fundraising provides us with the necessary finances to fully commercialize the product ReminX.”

More information on ReminX™ and Dthera can be found at: www.reminx.com and www.dthera.com.

About Dthera Sciences

Dthera Sciences, based in San Diego, CA, is a digital therapeutics company developing innovative quality of life therapies for the elderly and those suffering from cognitive decline. The company’s lead product, ReminX™, is an artificial-intelligence-powered consumer health product designed to digitally deliver reminiscence therapy to individuals suffering from neurodegenerative diseases such as Alzheimer’s disease and other dementias, as well as social isolation.

For more information, please visit www.dthera.com and www.reminx.com.

Forward Looking Statement

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995, regarding the research, development and commercialization of therapeutic products and technologies, as well as the Company’s efforts to increase its customer base. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of the statements made, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. These forward-looking statements are made as of the date of this press release, and the Company expressly disclaims any intention or obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Readers are urged to read the risk factors set forth in the Company's most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q, and other filings made with the SEC. Copies of these reports are available from the SEC's website at www.sec.gov or without charge from the Company.

Contact:

Company

Geno Kostikov
Director, Corporate Development
geno@dthera.com
(858) 215-6360

Investor Relations

Marek Ciszewski, J.D.

DTHR@Liolios.com

(949) 574-3860